Exhibit 107

CALCULATION OF FILING FEE TABLE

Form S-8

(Form Type)

Apimeds Pharmaceuticals US, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1 - Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered		Proposed Maximum Offering Price Per Share		Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Equity	Common Stock, par value $0.01 per share	Other(1)	1,538,462	(2)	$1.72	(1)	$2,646,154.64	0.00015310	$405.13
Total Offering Amounts							$2,646,154.64		$405.13
Total Fee Offsets									$–
Net Fee Due									$405.13

(1)	Estimated in accordance with Rule 457(c) and Rule 457(h) under the Securities Act, based on the average of the high and low prices of the Registrant’s Class A common stock on The New York Stock Exchange American on May 19, 2025, which date is within five business days prior to filing this registration statement.

(2)	Represents shares of common stock that is authorized for issuance under the Apimeds Pharmaceuticals US, Inc. 2024 Equity Incentive Plan (the “Plan”). Pursuant to Rule 416(a) of the Securities Act of 1933, as amended, this registration statement also includes an indeterminate number of additional shares of common stock that may become issuable pursuant to the anti-dilution provisions of the Plan.